Exhibit 99.1

TMS International Corp. Reports First Quarter 2013 Financial Results;

Board of Directors Approves Initiation of Quarterly Dividend

PITTSBURGH, PA, April 25, 2013 – TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for its first quarter ended March 31, 2013.

The company also announced today that its Board of Directors has approved the initiation of a quarterly cash dividend. The first dividend of $0.10 per share will be payable on July 3, 2013 to stockholders of record as of the close of business on May 16, 2013. This is the first dividend declared by the company since its initial public offering in April 2011.

2013 First Quarter Highlights

•	Revenue After Raw Materials Costs[1] in the quarter was $155.8 million, compared to $155.9 million in the first quarter of 2012.

•	Adjusted EBITDA[1] for the quarter was $38.3 million compared to $36.8 million in the first quarter of 2012, a 4% increase.

•	Successfully completed a repricing of its $300 million term loan facility that is expected to reduce its cash interest costs by approximately $3.0 million annually.

2013 First Quarter Financial Results

Revenue After Raw Materials Costs, the company’s measurement of sales performance, was $155.8 million, compared to $155.9 million in the first quarter of 2012.

Adjusted EBITDA for the first quarter of 2013 was $38.3 million compared to $36.8 million of Adjusted EBITDA in the first quarter of 2012. Income before income taxes was $12.3 million compared to $0.2 million in the first quarter of 2012. Net income attributable to common stock was $8.1 million for the first quarter compared with $0.4 million in 2012.

[1]	“Revenue After Raw Materials Costs,” “Adjusted EBITDA” and “Discretionary Cash Flow” are non-GAAP financial measurements we believe are useful in measuring our operating performance. Descriptions and reconciliations of these measurements to GAAP are provided below.

Basic and diluted earnings per share were $0.21 for the first quarter of 2013 compared with $0.01 in 2012. Adjusted Basic and fully diluted earnings per share was $0.22 in the first quarter of 2013 which was comparable to $0.22 in the first quarter of last year. Both of these amounts were adjusted to remove the impact of costs associated with favorable debt restructuring activity.

The company’s Adjusted EBITDA Margin2 for the first quarter of 2013 was 24.6% compared to 23.6% in the first quarter of 2012. Total Revenue for the first quarter was $589.6 million compared to $747 million in the first quarter of 2012.

Discretionary Cash Flow1,3, which the company uses to measure operating cash flow generation, was $28.0 million for the first quarter of 2013 compared with $29.1 million in the first quarter of 2012.

Commenting on the first quarter results, Raymond Kalouche, President and Chief Executive Officer of TMS International Corp., said, “Our first quarter was consistent with our expectations given the challenging industry environment we continue to face. We are well positioned for future growth in our market and are confident in our ability to meet our outlook for the year.”

New Raw Materials Brokerage Office

During the quarter, the company continued to expand its global procurement web with the opening of another Mexico trading office, this one in Mexico City. This expansion into Mexico City complements the company’s office in Monterrey, Mexico, and its mill services operations in Mexico and the Caribbean.

Outlook

The company reaffirms its full-year guidance for 2013 adjusted EBITDA in a range of $152 million to $160 million, which represents a year-over-year growth rate of 5 to 10 percent

Conference Call Information

The company will hold a conference call to discuss first quarter 2013 results at 11 a.m. Eastern time this morning. The call will be web cast live along with a slide presentation over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investors.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio and visual applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. first quarter earnings conference call. Following the live conference call, a replay will be available beginning one hour after the call. The replay will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 10022571. The telephonic replay will be available until May 10, 2013.

[2]	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.
[3]	Adjusted EBITDA minus maintenance capex.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 81 customer sites in 11 countries and operates 36 brokerage offices from which it buys and sells raw materials across five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the potential new debt refinancing, the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s most recent Annual Report on Form 10-K and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts:	Jim Leonard, Media Relations
412-267-5226

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Revenue:
Revenue from sale of materials	$453,630	$612,659
Service revenue	135,965	134,299

Total revenue	589,595	746,958

Costs and expenses:
Cost of scrap shipments	433,791	591,058
Site operating costs	101,668	101,846
Selling, general and administrative expenses	15,821	17,261
Depreciation	15,796	13,166
Amortization	3,083	3,053

Total costs and expenses	570,159	726,384
Income from operations	19,436	20,574
Loss on Modification and Early Extinguishment of Debt	(1,102)	(12,300)
Loss from equity investment	(43)	—
Interest expense, net	(5,973)	(8,101)

Income before income taxes	12,318	173
Income tax expense	(4,261)	(60)

Net Income	8,057	113

Net loss attributable to noncontrolling interest	6	298

Net Income applicable to common stockholders	$8,063	$411

Net Income per share:
Basic	$0.21	$0.01
Diluted	$0.21	$0.01

Average common shares outstanding:
Basic	39,277,441	39,255,973
Diluted	39,330,737	39,255,973

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,276	$26,936

Accounts receivable, net of allowance for doubtful accounts of $2,951 and $3,038, respectively	280,251	280,472
Inventories	58,956	50,520
Prepaid and other current assets	21,254	22,757
Deferred tax asset	7,108	7,485

Total current assets	397,845	388,170

Property, plant and equipment, net	217,933	214,668
Equity investment	2,192	2,235
Deferred financing costs, net of accumulated amortization of $2,327 and $1,863, respectively	9,348	10,069
Goodwill	241,554	242,669
Other intangibles, net of accumulated amortization of $74,842 and $72,012, respectively	146,661	147,885
Other noncurrent assets	4,087	4,098

Total assets	$1,019,620	$1,009,794

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$252,351	$251,941
Salaries, wages and related benefits	23,612	29,274
Current taxes payable	408	964
Accrued expenses	17,363	18,284
Revolving bank borrowings	13,500	—
Current portion of long-term debt	7,492	8,395

Total current liabilities	314,726	308,858

Long-term debt	303,563	303,657
Loans from noncontrolling interest	3,094	4,341
Deferred tax liability	60,066	58,192
Other noncurrent liabilities	26,627	27,704

Total liabilities	708,076	702,752
Stockholders’ equity:
Class A common stock; 200,000,000 shares authorized, $0.001 par value per share; 14,578,332 and 14,564,928 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	14	14

Class B common stock; 30,000,000 shares authorized, $0.001 par value per share; 24,699,109 and 24,712,513 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	25	25
Capital in excess of par value	436,985	436,359
Accumulated deficit	(114,091)	(122,154)
Accumulated other comprehensive income	(13,030)	(8,963)

Total TMS International Corp. stockholders’ equity	309,903	305,281
Noncontrolling interest	1,641	1,761

Total stockholders’ equity	311,544	307,042

Total liabilities and stockholders’ equity	$1,019,620	$1,009,794

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Three months ended
	March 31,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$8,057	$113
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	18,879	16,219
Amortization of deferred financing costs	617	747
Deferred income tax	2,907	(4)
Provision for bad debts	(87)	226
Loss (Gain) on the disposal of equipment	43	(165)
Non-cash share-based compensation cost	627	322
Equity loss	43	—
Loss on Modification and Early Extinguishment of Debt	1,103	12,300
Increase (decrease) from changes in:

Accounts receivable	308	(47,247)
Inventories	(8,436)	(14,257)
Prepaid and other current assets	58	5,604
Other noncurrent assets	11	(348)
Accounts payable	410	48,905
Accrued expenses	(7,139)	(14,227)
Other non current liabilities	(1,078)	99
Other, net	(1,909)	1,735

Net cash provided by operating activities	$14,414	$10,022

Cash flows from investing activities:
Capital expenditures	(20,579)	(33,153)
Software and systems expenditures	(2,366)	(71)
Proceeds from sale of equipment	78	271
Contingent payment for acquired business	—	(131)
Cash flows related to IU International, net	—	(27)

Net cash used in investing activities	(22,867)	(33,111)

Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	13,500	25,142
Borrowing from noncontrolling interests	—	1,917
Repayment of debt	(3,185)	(380,732)
Proceeds from debt issuance, net of original issue discount	2,250	297,000
Debt issuance and termination fees	(772)	(13,630)
Payments to acquire noncontrolling interests	—	(231)
Contributions from noncontrolling interests	—	269

Net cash provided by (used in) financing activities	11,793	(70,265)

Cash and cash equivalents:
Net increase (decrease) in cash	3,340	(93,354)
Cash at beginning of period	26,936	108,830

Cash at end of period	$30,276	$15,476

DESCRIPTION AND GAAP RECONCILIATIONS OF CERTAIN FINANCIAL MEASUREMENTS

Revenue After Raw Materials Costs

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Quarter ended March 31,
(dollars in thousands)	2013	2012
	(unaudited)
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$589,595	$746,958
Cost of Raw Materials Shipments	(433,791)	(591,058)

Revenue After Raw Materials Costs	$155,804	$155,900

Mill Services Group:
Total Revenue	$172,351	$180,070
Cost of Raw Materials Shipments	(35,389)	(43,712)

Revenue After Raw Materials Costs	$136,962	$136,358

Raw Material and Optimization Group:
Total Revenue	$417,190	$566,872
Cost of Raw Materials Shipments	(398,394)	(547,339)

Revenue After Raw Materials Costs	$18,796	$19,533

Administrative:
Total Revenue	$54	$16
Cost of Raw Materials Shipments	(8)	(7)

Revenue After Raw Materials Costs	$46	$9

Adjusted EBITDA

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Quarter ended March 31,
(dollars in thousands)	2013	2012
	(unaudited)
Adjusted EBITDA:
Net Income	$8,057	$113
Income Tax Expense	4,261	60
Interest Expense, Net	5,973	8,101
Depreciation and Amortization	18,879	16,219
Loss on Modification and Early Extinguishment of debt	1,102	12,300

Adjusted EBITDA	$38,272	$36,793

Adjusted EBITDA by Operating Segment:
Mill Services Group	$32,750	$32,417
Raw Material and Optimization Group	13,769	14,615
Administrative	(8,247)	(10,239)

	$38,272	$36,793

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Income before income taxes	$12,318	$173
Plus: Depreciation and amortization	18,879	16,219
Interest Expense, Net	5,973	8,101

Earnings before interest, taxes, depreciation and amortization	37,170	24,493
Loss on Modification and Early Extinguishment of Debt	1,102	12,300

Adjusted EBITDA	$38,272	$36,793

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Quarter ended
	March 31, 2013	March 31, 2012
Adjusted EBITDA	$38,272	$36,793
Maintenance Capital Expenditures	(10,238)	(7,696)

Discretionary Cash Flow	$28,034	$29,097

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating activities (in thousands):

	Quarter ended
	March 31, 2013	March 31, 2012
Discretionary Cash Flow	$28,034	$29,097
Maintenance Capital Expenditures	10,238	7,696
Cash interest expense	(5,090)	(15,382)
Cash income taxes	(619)	(1,005)
Change in accounts receivable	308	(47,247)
Change in inventory	(8,436)	(14,257)
Change in account payable	410	48,905
Change in other current assets and liabilities	(7,347)	(595)
Other operating cash flows	(3,084)	2,810

Net cash provided by operating activities	$14,414	$10,022